Exhibit 99.1

Nicholas Financial, Inc.

2022 Letter to Shareholders

To the Shareholders of Nicholas Financial, Inc.,

For the fiscal year ended March 31, 2022, Nicholas Financial, Inc. (“NICK”) earned net income of $3.0mm. Book value per share grew 3.2% during the twelve months, increasing from $14.95 to $15.42. The Board of Directors, fellow shareholders owning over 35% of shares outstanding, and management do not find the fiscal 2022 growth rate in equity capital to be adequate.

Saying that, we have an abundance of equity capital at NICK, relative to our finance business’ size, and that excess capital acts as an anchor on overall performance when it sits idle, as it has for the past year. Our job as stewards of NICK is first to protect our collective shareholder’s equity capital but also to search out ways to put our equity into producing assets at sufficient investment returns.

Our business of financing primary transportation for the subprime borrower does not use, at present size, all our current equity. As a result, the board has begun to think about NICK in terms of two distinct buckets: our finance business and our excess equity capital.

In this letter, we will walk shareholders through these two buckets of value and lay out our capital allocation philosophy for the road ahead. Let’s begin with the larger and most important bucket: our finance business. This business is the lifeblood of the company, and we are committed to investing and growing its operations as opportunity warrants.

NFI Operations

Founded in 1985, Nicholas Financial, Inc. (our Florida subsidiary referred to as “NFI”), a wholly owned subsidiary of NICK, purchases, originates, and services loans to subprime borrowers through a network of 47 stores in the USA. Over the years, NFI has had the pleasure of forming relationships with hundreds of thousands of customers, providing them primarily with auto financing, but more recently, also offering these same customers other financial products they desire, such as our direct loan product.

Providing more products within our stores to our existing and former customer base over time is an ideal way to build the value of NFI; the customer acquisition cost and loan losses are far lower when we already know and have experience with a customer. At the same time, to scale our fixed costs both at NICK and the store level, it is equally important that we continue to grow our customer base per store. Internally, we have long managed our business based on receivables and collections per store, but we believe adding an increased focus on the number of customers per store is another variable worth tracking as our product offerings have grown.

At NFI, we generate earnings by collecting on finance receivables, and NFI held approximately $168.6mm of these receivables on a net basis on March 31, 2022. Our receivables base is financed by both equity and debt capital via our line of credit with Wells Fargo. Most subprime auto lenders hold $2.50-$3.50 of receivables for every $1 of equity capital. NFI ended the fiscal year with $1.45 of receivables per $1 of equity capital, meaning we use far more equity capital to fund our earning assets than the competition.

Too much equity capital is not a bad thing; your board and management prefer erring on the side of conservativism. However, our present capital structure is extreme in that it prevents competitive rates of return on total equity, even if we earned a competitive return on our assets. We seek a healthier balance of equity and debt usage going forward, which we believe may also incent NFI to operate even more competitively than it has in the past.

A prudent capital structure for NFI is $2-$3 of receivables for every $1 of equity capital invested, fluctuating at times based on the competitive environment for good customers and our scale. Using the mid-point of our preferred leverage levels, NFI would presently require the use of just $67.4mm of NICK’s $116.4mm of total equity on March 31, 2022, leaving $49mm of what could be called excess equity capital (more on how we may allocate this later).

In the twelve months ended March 31, 2022, NFI generated all the $3.0mm in net income reported at NICK. We believe the business could have generated around that level of earnings using approximately $67.4mm in equity, as opposed to using our total equity capital of $116.4mm.

Let’s look at NFI’s loan book, the receivables previously mentioned. The past few years’ operations have produced low returns on our assets, even with good loan performance, as our scale relative to our fixed costs declined. Below is a chart showing the historical origination to liquidation rate of our aggregate loan book as well as the most recent data on loan originations (indirect and direct loans).

For the past several years, our loan book has been liquidating to some extent, as we have not found enough new, attractive loans to offset the loans being paid off. This fact has hurt our performance partly because we have a certain amount of fixed expenses. The good news is that in early 2022, the hard work of our excellent team at NFI is starting to pay off in terms of reversing our declining loan book, without sacrificing our disciplined underwriting. The bad news is even with a growing loan book, we need to lower our expenses materially to generate good returns for shareholders.

Mike Rost, a 20+ year veteran of NFI, has been at the forefront of the turnaround at NFI the past few years and recently took over as interim CEO of NICK. We are excited about the opportunity for Mike to continue building on the growth he has already been producing as VP of Branch Operations. Each increase in receivables from present levels, all else the same, adds to our aggregate earnings power. While Mike continues to operate NFI alongside our talented CFO, Irina Nashtatik, the board is performing a nationwide search for our next President of NFI, Mike included.

We had some exciting projects and advancements take place in fiscal year 2022 at NFI. Here are a few updates and thoughts from Mike:

•
NFI expects to continue working expansion two ways, through the Virtual Servicing Center and buying a new market from an existing host branch. We are currently doing this for Augusta GA, Northern Indiana, and Greenville NC. Expansion is a crucial piece to our long-term growth.

•
NFI is putting a larger focus on technology to help us price our indirect product correctly. This will allow us to be more aggressive and capture the business that has a proven track record of paying. We have several test markets using this pricing and will be gathering more data before we launch companywide.

•
NFI is increasing its direct lending text campaigns from semi-annually to quarterly, expanding live checks to new customers with credit bureau providers, developing sales finance programs to local stores, and investing in new direct loan products with competitive pricing and collateral requirements. All these enhancements will help generate more customers and revenue.

•
NFI will continue to use our time-tested underwriting methods when purchasing both indirect and direct loans. We are working on enhancing the process but will never abandon our roots of common-sense lending. Excellent customer service and deep relationships are the foundation of NFI, and we continue to build those with our customer, dealer, and vendor partners.

NICK/Parent Co Operations

NICK is our second bucket, which is simply the excess equity capital we believe we have of around $30-$50mm. To be clear, we are currently limited in our ability to use this equity capital outside of NFI’s business, due to our credit agreement with our lender.

At present, we have complete autonomy on just under $3mm of our excess equity capital, but to use larger sums, we need to be granted permission from our bank (something they have not been unreasonable about). Nonetheless, the board’s longer-term goal is to formally separate our excess equity capital from NFI and have an agreed upon process with our lending partner to either dividend future excess profits produced at NFI to the Parent Co, where it could be non-recourse to our debt, or reinvest our excess equity right back into NFI when opportunity warrants. Regardless, it is our goal for NFI to remain fully funded in either scenario in a more conservative manner than many of its competitors.

In the event NFI is not using all our equity capital due to a lack of high return opportunities, as is the case today, we have a few other ways to deploy the excess capital productively and tax efficiently that are worth mentioning:

•
Share repurchases, and/or
•
Acquisitions of businesses or assets related or unrelated to NFI

Regarding the repurchase of any material amount of NICK stock, the board’s philosophy is to consider the repurchase only if we have material excess capital, it is believed to be the best option relative to all other investments available to us, and a decent volume of shares is available for sale.

The acquisition of businesses or assets, related or unrelated to the business NFI happens to be in, is another option for excess capital. As mentioned, this presently requires lender approval over a certain size and therefore is somewhat theoretical. However, we do believe it is important for shareholders to understand how we think about this option, as we have exercised it in the past both with loan portfolio acquisitions in the subprime space but also regarding investments made outside of our primary business. Let us expand on the latter.

In late 2020, the investment committee of NICK chose to invest $4.2mm of our excess equity capital in some publicly traded securities we found to be undervalued and with underlying businesses we felt we understood. Those investments were later sold, generating earnings of $1.8mm for NICK.

Do not let the gains fool you though in how quickly they came. The return was over a short period of time, and although we made the investments with a long-term mindset, the markets happened to move drastically in a short period of time, leading to a quicker than expected gain that could just as easily been a short-term mark-to-market loss. We invest in securities with a long-term mindset, just as we would make any business purchase, but in the short-term almost anything can happen price wise when it comes to public securities. This does not bother us; we believe over time investing capital in businesses we know well at undervalued prices has a good probability of earning us adequate returns on capital, even if there can be substantial volatility in the short-term.

Since the above investment in 2020, we have been inactive on the outside investment front at NICK. However, present economic and market conditions are getting more conducive to prices we would consider paying to invest some, or all, of our excess capital. We think it is important to communicate to shareholders our openness to investing excess capital in a host of assets that may be unrelated to NFI’s business so all are aware of the potential risks and returns of that action. Our desire is to generate good returns on shareholder’s capital, not to maintain historical reinvestment precedence for the sake of it.

In the end, the board’s hope with any new investment made or new business purchased would be to develop a new stream or streams of earnings power for NICK. A new, durable earnings stream has several potential benefits for shareholders: a source of additional earnings power for NICK, a possibly unrelated source of new capital for NFI to access when competitors and debt capital providers pull back in the subprime lending industry, and a competitive environment for capital within the company, which can instill more discipline in the capital allocation process.

********

We want to thank the 250+ employees who make up NICK. Your energy, hard work, and integrity are what decides our level of success over the coming decades. We believe in you, welcome your ideas for growing the business, and look forward to supporting you as we grow NICK together.

To our shareholders, we appreciate your patience. Since the present board members joined, which now includes entrepreneurs and owner-operators, we have managed to turn the ship around. We now sit in a place with important momentum in our primary finance business, plenty of equity capital, and a board with broader investment experience focused on increasing shareholder value.

Sincerely,

The Nicholas Financial, Inc. Board of Directors

This letter may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” “believe,” “may,” “will,” “should,” “would,” “could,” “probable,” “seek” and any variation of the foregoing and similar expressions are forward-looking statements. They include statements about the Company’s capital allocation plans, particularly options for future use of excess equity capital. Such forward-looking statements are inherently subject to risks and uncertainties. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include the following: legal and tax complexities surrounding the Company’s corporate structure as a British Columbia company with primarily U.S. shareholders and exclusively U.S. operations, the ongoing impact of the COVID-19 pandemic and the mitigation efforts by governments and related effects on our financial condition, business operations and liquidity, our customers, our employees, and the overall economy; recently enacted, proposed or future legislation and the manner in which it is implemented; changes in the U.S. tax code; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by regulators, including, but not limited to, the Securities and Exchange Commission (SEC), Department of Justice, U.S. Consumer Financial Protection Bureau, and individual state regulators having jurisdiction over the Company; the unpredictable nature of regulatory proceedings and litigation; employee misconduct or misconduct by third parties; uncertainties associated with management turnover and the effective succession of senior management; media and public characterization of consumer installment loans; labor unrest; the impact of changes in accounting rules and regulations, or their interpretation or application, which could materially and adversely affect the Company’s reported consolidated financial statements or necessitate material delays or changes in the issuance of the Company’s audited consolidated financial statements; the Company's assessment of its internal control over financial reporting; changes in interest rates; risks relating to the acquisition or sale of assets or businesses or other strategic initiatives, including increased loan delinquencies or net charge-offs, the loss of key personnel, integration or migration issues, the failure to achieve anticipated synergies, increased costs of servicing, incomplete records, and retention of customers; risks inherent in making loans, including repayment risks and value of collateral; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our dependence on debt and the potential impact of limitations in the Company’s amended revolving credit facility or other impacts on the Company's ability to borrow money on favorable terms, or at all; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquency and charge-offs); the impact of extreme weather events and natural disasters; changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company). All forward-looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.